# LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Agreement") is made effective December 31, 2006 (the "Effective Date"), between Alvin C. Allen, an individual, whose address is 1342 CR 2005, Liberty, TX 77575 (the "Lessor") and Celevoke, Inc., a Texas corporation whose physical address is 1308 North Main Street, Liberty, TX 77575 (the "Lessee").

WHEREAS, the Lessor is the owner of all right, title and interest in and to the UTS Software and the Universal Telematics Servers (collectively the "UTS") comprising assets described in Exhibits A and B hereto, all together called the Network Operations Center, (hereafter the "NOC") and will retain such ownership.

WHEREAS the Lessee desires to secure a 99 year lease to use, operate, modify and upgrade the current version of the UTS compiled code now running on the machines and the source code and to modify and operate its own brand new Celevoke NOC located in The Herakles Data Center, 1100 N Market St., Sacramento, California 95834 and to operate the servers there or move them at its sole discretion on an exclusive basis for the term of this agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto hereby agree as follows:

## AGREEMENT

1. Lease Grant. Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the NOC according to the terms and conditions set forth herein (the "Lease").
2. Term. This Agreement shall remain in effect for 99 years from the Effective Date (the "Term").
3. Lease Payments. In consideration for the Lease of the NOC, the Lessee agrees to assume and pay the following liabilities of the Lessor: $50,000 payable to DeCarta, Inc. of San Jose, CA and $162,500 payable to Thomas F. Pierson, PC of Broomfield, CO (the "Liabilities"). Lessor acknowledges and agrees that once the Lessee has paid the Liabilities in full, the Lease shall be irrevocable during the Term.
4. Operating Costs. All operating costs, hardware replacement cost, service contracts, licenses and any other expenses related to the NOC shall be the sole responsibility of the Lessee during the Term.
5. Improvements. During the Term Lessee shall have the absolute right to make any changes, modifications or improvements to the UTS programs, designs, functions, software and hardware it chooses to make in its sole discretion. Lessor shall immediately provide Lessee with all source codes, programs, manuals, passwords and any other information, whether written or oral, required for user to operate the NOC to its fullest potential. Any changes, improvements or modifications made by the Lessee during the Term shall be the sole property of the Lessee.
6. Alvin C. Allen Jr. is specifically authorized to take any action necessary with respect to the NOC required to fulfill his fiduciary duties to the Lessee.

RK

7. Warranties. Lessor represents and warrants to the Lessee that: all action necessary to authorize the execution and performance of this Agreement by Lessor has been validly taken and Lessor has the full right and power to grant the Lease set forth in this Agreement.
8. Sublease. Lessee shall have the right to grant a sublease under this Agreement.
9. Right of First Refusal ("ROFR"). Lessee shall have the ROFR to purchase the NOC hardware and software from the Lessor by matching an arm's length offer to purchase at any time within 90 days of the written offer being forwarded to Lessee by Lessor. In the event Lessee decides not to purchase the UTS under such circumstances, Lessor may liquidate its interest in the UTS to the identified purchaser without further notice to Lessee. However, the new purchaser shall be bound by the terms of this agreement in full.
10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State and Federal Courts of Liberty County Texas, excluding any conflicts of law provisions thereof.
12. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and may be modified or amended only by a written instrument executed by each of the parties hereto.
13. Binding Effect. This Agreement and the Lease granted herein shall be binding upon and shall inure to the benefit of the parties and their respective legal successors and assigns.
14. Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative on the day and year first set forth above.

SIGNATURES ON FOLLOWING PAGE

RK

LESSOR:

Alvin C. Allen, Jr.

By: ______________________

Lessor

LESSEE:

Celevoke, Inc.

By: R. Kramer April 21, 2008

Robert K. Kramer, CFO

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**EXHIBIT A**

**Software**

# Universal Telematics Server (UTS) Description.

Telcontar provides an automated Web and telephony service platform, UTS, that enables individuals and enterprises to track and control valuable assets. Businesses and their customers can be proactively notified via phone, pager or email when a valuable fixed or mobile asset is at risk. UTS is designed to provide the following capabilities:

- **Hardware- and Network-Agnostic** — support for cost effective analog and digital data solutions and standards for new device and network technologies.
- **Automated Voice and Web Self-Service** — support for reliable, automated, self-service interfaces, for cost effective scalability.
- **Enterprise Integration** — customizable interfaces to meet requirements for data extracts and exports to enable customer and/or consumer management for marketing, analysis, direct billing, email CRM and many other applications.
- **Consumer Solutions** — implementation of CRM interfaces, robust provisioning and installer test methods, cradle-to-grave device support, and a variety of consumer payment options.
- **Highly Customizable** — support for custom branding.

# Key Features of the UTS

## *Product Features*

The Universal Telematics Server (UTS) supports voice as well as web user interfaces, outbound notification as well as inbound control and location queries, and administration interfaces for hardware, network, and customer provisioning.

## *Flexible*

The UTS system is extensible and allows easy integration of external mapping systems, wireless networks, hardware, and other third party systems without requiring reengineering of the back-end applications. New products with different protocols are easily added using object-oriented methodology.

## *Open Systems*

UTS applications are programmed in Java and can run on virtually any operating system platform.

## *High Availability*

The UTS system is designed and configured with fault tolerant hardware and software components. In the event of a failure, redundant parallel components take over and system resources are resynchronized.

## *Scalability*

The UTS system leverages advanced queuing to scale and load balance system components. As usage increases, more servers and instances of the individual applications can be added with a near linear scaling factor without service interruption.

### *Security*

UTS has been designed to be secure from the ground up, with multiple levels of password protection, secure Socket Layer (SSL) encryption, IP blocking and multiple firewalls, along with a 24/7 protected facility.

## UTS – Applications

### *Telematics*

UTS enables partners to provide their customers with safety, security, comfort, and control solutions.

- Receive an immediate notification if your car is stolen. Track a stolen car by web or phone and send a control command to disable the car engine.
- Receive a notification if your car has exceeded a preset speed or has a low battery. Send a control command to unlock the doors, honk the horn, or start the engine remotely.

### *Multi-Unit Tracking*

UTS fleet vehicle tracking systems provide knowledge and control to efficiently manage mobile resources.

- Track groups of vehicles on a single map interface and view history files showing vehicle location over time. (bread crumb trail)
- Receive a notification that a vehicle has traveled out of its prescribed area, or that an alarm has been triggered.

### *Asset Tracking*

UTS asset tracking technology can prevent equipment theft or loss. As location enabled devices get smaller, laptops, cell phones, and PDAs can also be tracked and retrieved.

- Send a notification when a computer server moves from its prescribed location. Then track the server via a web-posted map or by phone.
- Track all your workers' cell phones to find the worker closest to an urgent service call. Be notified when the worker arrives at and leaves the job site.

### *Personal Tracking*

Family or pet tracking solution can be provided using location enabled devices that are reduced in size with increased battery life to support personal tracking applications.

- Place a location enabled device in your children's backpacks and be notified when they arrive at their after-school programs. Use the same technology to keep track of family members with Alzheimer's.
- Attach a location enabled tag on a dog's collar and be notified if the dog escapes from the back yard.

### *Home Automation*

① RK

The UTS service can be used for fixed notification and control functions serving the home security and automation markets.

- Receive notification when your alarm at home or place of business is triggered.
- Send control commands to turn down the thermostat, start an appliance, or even let someone into your home.

## How It Works

The UTS service "connects people to things" through a sophisticated integration of electronic devices with wireless, phone, and web technologies. Services can be provided as a service and operated from the Network Operations Center (NOC).

Integrated hardware devices include a wireless radio modem, a microprocessor, and usually a GPS receiver for mobile applications. These devices can be installed in cars, computers, or homes, and someday in a kid's belt buckle or on a dog's collar.

When a notification event occurs, the event and location data are transmitted from a remote device over the wireless network to the NOC. The NOC immediately initiates a series of automated phone calls, e-mail, pager, SMS, and/or fax alerts to the user. Users set up their notification profile when they subscribe to the service, and may change information at any time through personalized web accounts.

Subscribers can also use any phone or web browser to connect to the NOC and query a location or send control command to a remote device (e.g., track a worker, unlock car doors). Once the NOC has received the request, it will initiate an immediate connection to the remote device over the wireless network for the transfer back of location data and command acknowledgements.

@ RK

# EXHIBIT B

## Tangible Assets

[illegible]

| Name | Make | Model | Service Tag | Notes |
|---|---|---|---|---|
| Router1 | Cisco | Catalyst 2900XI | | Outside/DMZ |
| FW1 | Cisco | Pix Firewall | 44405381141 | |
| FW2 | Cisco | Pix Firewall | 44480481628 | |
| Router2 | Cisco | Catalyst 2900XI | | Inside/Web |
| LDIR1 | Cisco | LDIR-416 | 22280450888 | Local Director/Load Balancer |
| LDIR2 | Cisco | LDIR-416 | 22280030230 | Local Director/Load Balancer |
| | Cisco | 2500 Console | | |
| | APC | Master Switch | | |
| | Apex | Outlook KVM Switch | | |
| Ops2 | Dell | PowerEdge 1650 | 1mfbh11 | |
| Ops1 | Dell | PowerEdge 1650 | 7xfpk11 | |
| RA | Dell | Poweredge 2450 | 4lyip | |
| | | Console Monitor | | |
| www1 | Sun | Netra T1 105 | | |
| www2 | Sun | Netra T1 105 | | |
| resin1 | Dell | PowerEdge 1650 | jffbh11 | |
| resin2 | Dell | PowerEdge 1650 | 8ck4f01 | |
| app1.stage | Dell | PowerEdge 1550 | 4gkk211 | Used for testing/demo |
| db1.stage | Dell | PowerEdge 1550 | 2gkk211 | Used for testing/demo |

[illegible]

| Name | Make | Model | Service Tag | Notes |
|---|---|---|---|---|
| dispatcher1 | Dell | PowerEdge 4350 | c51li | |
| dispatcher2 | Dell | PowerEdge 4350 | c51kr | |
| axe1 | Dell | PowerEdge 4350 | c51kq | |
| axe2 | Dell | PowerEdge 4350 | c51kw | |
| router3 | Cisco | Catalyst 2900XI | | |
| router4 | Cisco | Catalyst 2900XI | | |
| conita1 | Dell | PowerEdge 2650 | cmvqk11 | |
| conita2 | Dell | PowerEdge 2650 | 1apwb | |
| tta1 | Dell | PowerEdge 1650 | 6xfpk11 | |
| tta2 | Dell | PowerEdge 1650 | f3qnk11 | |

[illegible]

| Name | Make | Model | Service Tag | Notes |
|---|---|---|---|---|
| filer-backup | Netapp | F87 | 8fmvz01 | |
| dds2 | Dell | PowerEdge 1750 | 5nwvp31 | |
| dds1 | Dell | PowerEdge 1750 | 85yvp31 | |
| | Netapp | DS14 | | Drive Shelf for F810 |
| filer.jsv | Netapp | F810 | 1029184 | |
| db1 | Sun | 420r | 952h347d | |
| db2 | Sun | 420r | 039h54f3 | |
| | Sun | StorEdge A1000 | 934H24A3 | Attached to db1 |

RK